UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 20, 2011

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Reader’s Digest Association, Inc. (“RDA”) and RDA Holding Co. (“Holdings,” together with RDA, the “Company”) entered into an employment agreement (the “Agreement”) with Thomas Williams, President and Chief Executive Officer of the Company on July 20, 2011 (the “Effective Date”).  Pursuant to the Agreement, Mr. Williams will receive an initial annual base salary of $800,000 and will be eligible for an annual cash bonus under the Company’s annual management incentive plan with a target bonus of $800,000.  Mr. Williams also will be eligible to receive a one-time special bonus of up to $400,000 for his involvement in, and the success of, certain strategic initiatives during the one-year period following the Effective Date of the Agreement, as determined by and in the sole discretion of the board of directors of the Company.

Mr. Williams will be granted an initial equity award under the RDA Holding Co. 2010 Equity Incentive Plan of 50,000 restricted stock units, vesting in equal installments on each of the first two anniversaries of the Effective Date and 375,000 nonqualified stock options which will be fully vested upon grant. Of the 375,000 nonqualified stock options, 50,000 are exercisable at $35.00 per share, 75,000 are exercisable at $40.00 per share, 100,000 are exercisable at $45.00 per share and 150,000 are exercisable at $55.00 per share.

In the event Mr. Williams’ employment with the Company is terminated by the Company other than for “cause” or by Mr. Williams for “good reason,” in each case as defined in the Agreement, Mr. Williams will be entitled to a severance payment equal to the sum of (A) one times his current base salary plus (B) (1) if the date of termination occurs during the 2011 calendar year, an amount equal to the greater of (a) one half his target bonus and (b) a pro-rata portion of his annual bonus for the 2011 calendar year, based on actual results of the Company as of the date of termination, or (2) if the date of termination occurs after the 2011 calendar year, an amount equal to his target bonus.  He also will be entitled to receive a pro rata bonus, certain accrued rights, extended coverage of certain benefit premiums and 12 months vesting credit for certain outstanding equity awards.

Mr. Williams also will be entitled to participate in the Company’s benefit programs and perquisite plans and programs available to executive employees and he is eligible for a flexible perquisite allowance of $54,000 per year and financial planning benefits. The Agreement expires on the second anniversary of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/ Andrea Newborn
	Name:	Andrea Newborn
	Title:	Senior Vice President, General Counsel and
Secretary

Date: July 26, 2011